Exhibit 10.54

CLEAN HARBORS, INC.

2010 STOCK INCENTIVE PLAN

[As amended on May 10, 2010]

1.             Purpose

The purpose of this 2010 Stock Incentive Plan (the “Plan”) of Clean Harbors, Inc., a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s shareholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future “parent” and “subsidiary” corporations, as those terms are defined, respectively, in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”), and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Company’s Board of Directors (the “Board”).

2.             Eligibility

Subject to the provisions of the Plan, all of the Company’s employees, directors, officers, consultants and advisors are eligible to receive stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.”

3.             Administration and Delegation

(a)           Administration. Except to the extent that the provisions of the Plan specifically reserve authority to the Board (including, without limitation, as described in Section 3(b) with respect to Awards made by the Board to any director of the Company who is not an employee of the Company (a “Non-Employee Director”) or the Committee shall delegate to one or more of the Company’s officers power to grant certain Awards as described in Section 3(c), the Plan will be administered by the Compensation Committee (the “Committee”).  The Committee may be a committee or subcommittee of the Board.  The Committee shall consist solely of two or more Non-Employee Directors all of whom are “outside directors” as that term is defined in the Code at Treas. Reg. §1.162-27(c)(3), and all of whom are “independent” as that term is defined under the rules of the New York Stock Exchange or such other stock exchange upon which the Common Stock may then be primarily listed for trading (the “Applicable Exchange”). The Committee shall, subject to the provisions of the Plan, have authority to grant Awards, to set the conditions for vesting and payment of such Awards and to determine whether such conditions at any time have been fulfilled, and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as the Committee shall deem advisable. The Committee may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Committee shall be made in the Committee’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or officer acting pursuant to the authority of the Board or the Committee shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)           Subject to the provisions of the Plan, the Board shall have authority to grant Awards (other than Incentive Stock Options as defined in Section 5(b) and Performance Awards as defined in Section 10(i)) to Non-Employee Directors of the Company.  In connection with any such Awards, the provisions of the Plan with respect to the authority of the Committee in connection with the granting and administration of Awards shall be applicable to the Board.

(c)           Delegation to Officers. To the extent permitted by applicable law, the Committee may delegate the power to grant Awards (subject to the provisions of the Plan) to any one or more officers of the Company or any of its present or future subsidiaries and to exercise such other powers under the Plan as the Committee may determine, provided that the Committee shall fix the maximum number of shares which may be subject to Awards to any Participant and the aggregate number of shares subject to all Awards that any such officer or officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act), or any “covered employee” (as defined in Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder (“Section 162(m)”)).

4.             Stock Available for Awards

(a)           Number of Shares; Share Counting.

(1)           Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 3,000,000 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2)           Share Counting. For purposes of counting the number of shares of Common Stock available for the grant of Awards under the Plan and under the sub-limits contained in Section 4(b), (i) all shares of Common Stock covered both by an Option and a Tandem SAR (as defined in Section 6(b)(1)) shall be treated as subject to only one Award, (ii) all shares of Common Stock covered by an Independent SAR (as defined in Section 6(b)(2)) shall be counted against the number of shares available for the grant of Awards; provided, however, that Independent SARs that may be settled only in cash shall not be so counted; (iii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any shares not being issued (including as a result of an Independent SAR that was settleable either in cash or in shares actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as defined in Section 5(b)), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of Independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan and against the sub-limits listed in clause (ii) above regardless of the number of shares actually used to settle such SAR upon exercise; (iv) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (v) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b)           Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1)           Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any one Participant under the Plan shall be 200,000 per calendar year. For purposes of the foregoing limit, the combination of an Option with a Tandem SAR (as defined in Section 6(b)(1)) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m).

(2)           Limit on Other Stock-Based Awards. The maximum number of shares with respect to which all Other Stock-Based Awards (as defined in Section 8) may be granted under the Plan to all Participants in the aggregate shall be 300,000.

(c)           Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards (“Substitute Awards”) in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sub-limits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.             Stock Options

(a)           General. Subject to the limitations set forth in this Section 5, the Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as defined in clause (b) below) shall be deemed a “Nonstatutory Stock Option”.

(b)           Incentive Stock Options. Options (each an “Incentive Stock Option”) that the Committee intends to be “incentive stock options” as defined in Section 422 of the Code, or any successor provisions thereto, and the regulations thereunder (“Section 422”), may only be granted to employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Section 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive incentive stock options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option does not satisfy all of the requirements in the Code for an “incentive stock option” or for any action taken by the Committee, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c)           Exercise Price. The Committee shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the fair market value of the Common Stock as determined by (or in a manner approved by) the Committee (“Fair Market Value”) on the date the Option is granted, provided that if the Committee approves the grant of an Option with an exercise price to be determined on a specified future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d)           Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable option agreement; provided, however, that no Option may be granted for a term in excess of 10 years.

(e)           Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Committee together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f)            Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)           in cash or by check, payable to the order of the Company;

(2)           except as the Committee may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)           during any period when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their then Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery, and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)           to the extent permitted by applicable law and by the Committee and provided for in the option agreement, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Committee, or (ii) payment of such other lawful consideration as the Committee may determine; or

(5)           by any combination of the above permitted forms of payment.

(g)           Limitation on Repricing. Unless such action is approved by the Company’s shareholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9), and (2) the Committee may not cancel any outstanding Option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.

6.             Stock Appreciation Rights

(a)           General. A stock appreciation right (“SAR”) is an Award entitling the holder, upon exercise, to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee in the SAR Award.

(b)           Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1)           Tandem SARs. When a SAR is expressly granted in tandem with an Option (a “Tandem SAR”), (i) the SAR will be exercisable only at such time or times, and only to the extent, that the related Option is exercisable (except to the extent designated by the Committee in connection with a Reorganization Event (as defined in Section 9(b)(1)) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Committee in connection with a Reorganization Event, and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only together with the related Option.

(2)           Independent SARs. A SAR not expressly granted in tandem with an Option (an “Independent SAR”) will become exercisable at such time or times, and on such conditions, as the Committee may specify in the SAR Award.

(c)           Exercise Price. The Committee shall establish the exercise price of each SAR and specify it in the applicable SAR agreement. The exercise price shall not be less than 100% of the

Fair Market Value of the underlying Common Stock on the date the SAR is granted; provided that if the Committee approves the grant of a SAR with an exercise price to be determined on a specified future date, the exercise price shall be not less than 100% of the Fair Market Value of the underlying Common Stock on such future date.

(d)           Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(e)           Exercise of SARs. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Committee together with any other documents required by the Committee.

(f)            Limitation on Repricing. Unless such action is approved by the Company’s shareholders: (1) no outstanding SAR granted under the Plan may be amended to provide a exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 9); and (2) the Committee may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having a exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

7.             Restricted Stock; Restricted Stock Units

(a)           General. The Committee may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”) subject to a right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award. Instead of granting Awards for Restricted Stock, the Committee may also grant Awards entitling the recipients to receive shares of Common Stock or cash to be delivered at the time such Awards vest (“Restricted Stock Units”).  Any Award of either Restricted Stock or Restricted Stock Units is referred to herein as a “Restricted Stock Award.”

(b)           Terms and Conditions. The Committee shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase by the Company (or forfeiture to the Company) and the issue price, if any.

(c)           Additional Provisions Relating to Restricted Stock.

(1)           Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Committee. Unless otherwise provided by the Committee, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2)           Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction period, the Company (or such designee) shall deliver the certificates (if any) representing the shares of Common Stock (if any) which are no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated, in a manner determined by the Committee, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, the “Designated Beneficiary” shall mean the Participant’s estate.

(d)           Additional Provisions Relating to Restricted Stock Units.

(1)           Settlement. Upon the vesting of each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement, for each vested and unrestricted Restricted Stock Unit.

(2)           Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3)           Dividend Rights. A Participant shall have no right to dividends with respect to any Restricted Stock Units.

(4)           Minimum Vesting Requirements. The minimum vesting period following the date of Restricted Stock Awards shall be at least one year for Performance Awards (as defined in Section 10(i) of this Plan), and three years for Restricted Stock Awards which are not Performance Awards. Notwithstanding the foregoing, (i) Restricted Stock Awards which are not Performance Awards may vest proportionately in annual increments based on continued employment or service during such vesting period and (ii) any Restricted Stock Awards made to Participants who are Non-Employee Directors as compensation for service to be rendered by them as directors may vest in full upon or immediately prior to the next annual meeting of the Company’s shareholders subject to their continued service as directors through such vesting date.

8.             Other Stock-Based Awards

Subject to the other provisions of the Plan (including, without limitation, the limitation under Section 4(b)(ii) to 300,000 maximum shares of Common Stock which may potentially be involved in Other Stock-Based Awards), the Committee may grant to Participants “Other Stock-Based Awards” consisting of non-restricted shares of Common Stock or other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock but which are not Options, SARs, Restricted Stock or Restricted Stock Units.  Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall determine the conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9.                                      Adjustments for Changes in Common Stock and Certain Other Events

(a)                                  Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the sub-limits and share counting rules set forth in Section 4(a) and Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share-related provisions and the exercise price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Committee. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)                                 Reorganization Events.

(1)                                  Definition. A “Reorganization Event” shall mean: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction, or (iii) any liquidation or dissolution of the Company.

(2)                                  Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards over (B) the aggregate exercise price of all such outstanding Awards to Participants and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings), and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Board may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)                                  Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.                               General Provisions Applicable to Awards

(a)                                  Transferability of Awards. Until such time as they become fully vested, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. The foregoing restrictions on the transferability of Awards shall not be deemed to apply to any shares of Common Stock received as Awards, or upon exercise or other settlement of Awards, following such date as all vesting and other requirements applicable to such Awards have been satisfied or otherwise terminated in accordance with the provisions of the Plan and the applicable Award agreement or other documentation evidencing such Awards.

(b)                                 Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)                                  Committee Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly.

(d)                                 Termination of Status. The Committee shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)                                  Withholding. The Participant must satisfy all applicable federal, state, local and any other applicable income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or vesting of an Award or, if the Company so requires, at the same time as payment of the exercise price is due unless the Company determines otherwise. If provided for in an Award or approved by the Committee in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their then Fair Market Value; provided, however, except as otherwise provided by the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)                                    Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless (i) the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.

(g)                                 Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)                                 Acceleration. Subject to Section 409A of the Code, or any successor provision thereto, and the regulations thereunder (“Section 409A”), the Committee may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i)                                     Performance Awards.

(1)                                  Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(b) on the maximum number of shares covered by such Awards.

(2)                                  Committee. Grants of Performance Awards (“Performance-Based Compensation”) to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) shall be made only by the Committee. “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3)                                  Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the payment of such Compensation shall be subject to the achievement of one or more objective performance measures preestablished by the Committee, which shall be objective and shall meet the requirements of Section 162(m), including the requirement that the levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  One or more of the following business criteria for the Company, on a consolidated basis, and/or for any present or future parent or subsidiary of the Company, or for business or geographical units of the Company and/or any present or future parent or subsidiary of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (i) earnings per share; (ii) revenues or margins; (iii) cash flow; (iv) operating margin; (v) return on the net assets, investment, capital, or equity; (vi) economic value added; (vii) direct contribution; (viii) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (ix) working capital; (x) management of fixed costs or variable costs; (xi) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (xii) total shareholder return; and (xiii) debt reduction.  Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company.  The Committee may exclude the impact of an event or occurrence which the Committee determined should appropriately be excluded, including without limitation (A) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (B) events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (C) changes in accounting standards required by generally accepted accounting principles.

(4)                                  Performance Periods. Achievement of performance goals in respect of a Performance Award shall be measured over a period no shorter than 12 months and no longer than five years, as specified by the Committee (the “Performance Period”).  Performance goals shall be established not later than 90 days after the beginning of any period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m).

(5)                                  Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Performance Awards subject to this Section 10(i), but may not exercise discretion to increase any such amount payable to a Participant in respect of a Performance Award subject to this Section 10(i).  The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a Performance Period or settlement of such Awards.

(6)                                  Certification Requirement. No Performance-Based Compensation shall vest or be paid under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance-based compensation” under Section 162(m).

(7)                                  Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.                               Miscellaneous

(a)                                  No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)                                 No Rights As Stockholder. Except in the case of Restricted Stock, and subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c)                                  Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s shareholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)                                 Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s shareholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require shareholder approval under the rules of the Applicable Exchange may be made effective unless and until such amendment shall have been approved by the Company’s shareholders; and (iii) if the Applicable Exchange amends its corporate governance rules so that such rules no longer require shareholder approval of “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to Applicable Exchange rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or Section 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of Participants eligible to participate in the Plan, shall be effective unless shareholder approval is obtained. In addition, if at any time the approval of the Company’s shareholders is required as to any other modification or amendment under Section 422 with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e)                                  Provisions for Foreign Participants. The Committee may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f)                                    Compliance with Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g)                                 Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law principles.